Exhibit 99.1

             Charles River Laboratories Announces Third-Quarter 2006
                       Results from Continuing Operations

                             Net Sales Increase 9.0%

                   GAAP EPS of $0.47 and Non-GAAP EPS of $0.56

           Company on Target to Achieve Previously Announced Sales and
                           Earnings Guidance for 2006


     WILMINGTON, Mass.--(BUSINESS WIRE)--Nov. 6, 2006--Charles River Laboratories International, Inc. (NYSE: CRL) today reported third-quarter and year-to-date 2006 financial results. Net sales from continuing operations increased 9.0% in the third quarter of 2006, to $264.7 million from $242.8 million in the third quarter of 2005. The sales increase was driven by both business segments, with Research Models & Services (RMS) sales increasing 7.3% and Preclinical Services sales increasing 10.6%. Foreign exchange contributed 1.2% to the net sales growth.

     On a GAAP basis, net income from continuing operations for the third quarter of 2006 was $32.1 million, or $0.47 per diluted share, compared to $29.9 million, or $0.41 per diluted share, for the third quarter of 2005. Results for the third-quarter of 2006 also included $2.4 million, or $0.02 per share, of stock option expense as a result of the Company's adoption on January 1, 2006, of Statement of Financial Accounting Standards No. 123R (SFAS 123R), "Share-Based Payment."

     On a non-GAAP basis, net income from continuing operations was $38.1 million for the third quarter of 2006, compared to $38.0 million for the same period in 2005. Third-quarter diluted earnings per share on a non-GAAP basis were $0.56, compared to $0.52 per share in the third quarter of 2005. Non-GAAP net income and earnings per share for the third quarter of 2006 excluded $8.8 million, or $0.09 per diluted share, of amortization and stock-based compensation costs associated with the acquisition of Inveresk. Non-GAAP results for the third quarter of 2005 excluded $11.8 million, or $0.11 per diluted share, of Inveresk-related amortization and compensation costs.

     "We are pleased with our overall performance in the third quarter, which puts us on track to achieve our previously announced sales and earnings guidance for the full year. The quarter was highlighted by improved Research Models and Services sales and continuing demand for outsourced preclinical services," said James C. Foster, Chairman, President and Chief Executive Officer. "While it is apparent that certain large pharmaceutical clients continued to limit their spending on research models and services, a broad range of pharmaceutical and biotechnology clients increased their purchases. In addition, we gained market share in our Research Model business, In Vitro reported another strong quarter, and stable U.S. Transgenic Services sales, while still below last year, declined at a slower rate. Preclinical Services sales also increased, as most of our facilities continued to report strong growth. A slightly less robust mix than in the second quarter moderated the third-quarter growth rate, however, we continue to experience strong demand for the preclinical services we provide."

     The Company reports results from continuing operations, which exclude results of the Clinical Phase II - IV business (sold on August 16, 2006) and closure of the Interventional and Surgical Services (ISS) business (announced on May 9, 2006). Those businesses are now reported as discontinued operations, and the Company has reclassified historical comparisons accordingly. Including $45.3 million of income tax expense related to the sale of the Clinical Phase II - IV business, the loss from discontinued operations was $48.7 million in the third quarter of 2006. Primarily as a result of the tax expense, the Company reported a consolidated net loss for the third quarter of 2006 of $16.6 million, or $0.24 per diluted share, compared to consolidated net income of $32.1 million, or $0.44 per diluted share, in the third quarter of 2005.

     Research Models and Services (RMS)

     Sales for the RMS segment were $127.6 million in the third quarter of 2006, an increase of 7.3% from $118.9 million in the third quarter of 2005. Production sales increased in all geographic locations, with the strongest growth in North America and Europe. A broad range of pharmaceutical and biotechnology customers increased their purchases in the quarter, which more than offset lower sales to certain large pharmaceutical customers who have been moderating purchases in an effort to reduce their costs. Market share gains in both the commercial and academic sectors also contributed to the sales increase. Sales of In Vitro products increased in the quarter, while Transgenic Services in the United States continued to decline, but as expected, at a slower rate.

     In the third quarter of 2006, the RMS segment's gross and operating margins were lower than in the third quarter of last year, primarily reflecting $0.9 million associated with the adoption of SFAS 123R and continuing softness in Transgenic Services. On both a GAAP and non-GAAP basis, the segment's gross margin was 41.1%, compared to 42.0% for the third quarter of 2005, and the operating margin was 28.8%, compared to 30.9% for the same period last year. Costs of SFAS 123R reduced the third-quarter 2006 GAAP and non-GAAP operating margins by 0.7%.

     Preclinical Services

     Results for the Preclinical Services segment now include the Phase I Clinical business, and historical results have been restated accordingly.

     Third-quarter net sales for the Preclinical Services segment were $137.1 million, an increase of 10.6% from the $123.9 million in the third quarter of 2005. Sales were driven by continuing strong demand from pharmaceutical and biotechnology customers.

     On a GAAP basis, the Preclinical segment's gross margin was 36.4%, compared to 37.2% for the third quarter of 2005. The operating margin improved to 16.8% from 16.1%, as higher sales and improved operating efficiencies offset the $2.0 million cost associated with adoption of SFAS 123R. On a non-GAAP basis, which excludes $8.6 million of amortization related to the Inveresk acquisition, the third-quarter operating margin was 23.0% compared to 24.6% for the third quarter of 2005, with 123R costs accounting for the decline. Non-GAAP operating income for the third quarter of 2005 excluded amortization related to Inveresk of $10.5 million.

     Nine-Month Results

     For the first nine months of 2006, net sales from continuing operations increased by 7.0% to $786.7 million, compared to $735.1 million in the same period in 2005. The negative effect of foreign exchange reduced the nine-month growth rate by approximately 0.7%.

     On a GAAP basis, net income from continuing operations was $93.4 million, or $1.32 per diluted share, for the first nine months of 2006 compared to $89.2 million, or $1.24 per diluted share, for the same period in 2005. In accordance with SFAS 123R, results for the first nine months of 2006 included $9.2 million, or $0.08 per share, of stock option expense.

     On a non-GAAP basis, net income from continuing operations was $113.3 million, or $1.60 per diluted share, for the first nine months of 2006 compared to $115.4 million, or $1.60 per diluted share, for the same period in 2005. For the first nine months of 2006, non-GAAP net income excluded the following charges:

     -- $5.3 million, or $0.05 per diluted share, for cost-saving initiatives implemented in the second quarter of 2006.

     -- $25.9 million, or $0.23 per share, of amortization and stock-based compensation costs associated with the acquisition of Inveresk.

     Non-GAAP net income for the first nine months of 2005 excluded Inveresk-related charges of $37.8 million, or $0.36 per diluted share.

     Including a loss of $184.4 million from discontinued operations, of which $129.2 million resulted from the goodwill impairment recorded in the first quarter of 2006 and $45.3 million was the income tax expense associated with the sale of the Clinical Phase II - IV business, the consolidated net loss for the first nine months of 2006 was $91.0 million, or $1.28 per diluted share, compared to net income of $91.6 million, or $1.28 per diluted share, for the same period in 2005.

     Research Models and Services (RMS)

     For the first nine months of 2006, RMS net sales were $387.3 million, a 2.6% increase over $377.6 million for the first nine months of 2005, including a 1.3% negative effect of foreign exchange. On a GAAP basis, the RMS segment gross margin was 42.3% in the first nine months of 2006, compared to 43.5% for the same period last year, and the operating margin was 29.7% compared to 32.3%. On a non-GAAP basis, which excluded the $2.3 million charge associated with the second quarter cost-saving initiatives, the operating margin was 30.3%, compared to 32.3% in the first nine months of 2005. Costs of $3.6 million related to SFAS 123R reduced the GAAP and non-GAAP operating margins for the first nine months of 2006 by approximately 1.0%.

     Preclinical Services

     For the first nine months of 2006, Preclinical net sales were $399.3 million, an increase of 11.7% from $357.6 million for the first nine months of 2005. On a GAAP basis, the Preclinical segment gross margin was 35.3% in the first nine months of 2006, compared to 36.2% in the year-ago period, and the operating margin was 14.8% compared to 14.5%. On a non-GAAP basis, the operating margin was 21.9% in the first nine months of 2006 compared to 23.4% in the year-ago period. On a year-to-date basis, the cost of SFAS 123R was $5.5 million, which reduced the GAAP and non-GAAP operating margins by 1.4%.

     Stock Repurchase Program

     Charles River presently has a stock repurchase authorization in place from its Board of Directors which provides for the purchase of up to $300.0 million of its common stock. On August 23, 2006, the Company implemented an accelerated stock repurchase (ASR) program under which it repurchased approximately 1.8 million shares of common stock for $75.0 million. Combined with previous purchases made under the existing stock repurchase authorization, the Company has repurchased a total of approximately 6.4 million shares at a cost of $261.4 million. There is currently a balance of approximately $38.6 million available for repurchases under the current authorization.

     As of September 30, 2006, Charles River had approximately 66.9 million shares of common stock outstanding.

     Guidance

     The Company continues to maintain its forward-looking non-GAAP guidance based on continuing operations for 2006, which was originally provided with the first-quarter financial results on May 9, 2006.


2006 GUIDANCE (from continuing operations)
----------------------------------------------------------------------
Net sales growth (in %)                                   6% - 8%
Sales ($ in millions)                                 $1,050 - $1,075
GAAP EPS estimate                                      $1.73 - $1.79
Q2 cost-saving initiatives                                 $0.05
Inveresk amortization and compensation charges             $0.34
                                                      ----------------
Non-GAAP EPS estimate                                  $2.12 - $2.18
----------------------------------------------------------------------


     Webcast

     Charles River Laboratories has scheduled a live webcast on Tuesday, November 7, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations to comparable GAAP measures on the website. The webcast will be available until 5:00 p.m. ET on November 21, 2006.

     Use of Non-GAAP Financial Measures

     This press release contains non-GAAP financial measures which exclude, among other items, amortization of intangible assets and other charges related to the Inveresk acquisition. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. We believe that the inclusion of non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the Company's operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release, and can also be found on the Company's website at ir.criver.com.

     Caution Concerning Forward-Looking Statements

     This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "will," "may," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the future demand for drug discovery and development products and services, including the outsourcing of these services; the impact of specific actions intended to improve overall operating efficiencies and profitability; expectations regarding stock repurchases; the timing of the opening of new and expanded facilities; future cost reduction activities by our customers; and Charles River's future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth, efficiency improvements and operating synergies. Forward-looking statements are based on Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on March 14, 2006, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

     About Charles River Laboratories

     Charles River Laboratories based in Wilmington, Massachusetts, partners with global pharmaceutical and biotechnology companies, government agencies and leading academic institutions to advance the drug discovery and development process, bringing drugs to market faster and more efficiently. Charles River's 7,500 employees serve clients worldwide. For more information on Charles River, visit our website at www.criver.com.


                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (dollars in thousands, except for per share data)

                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                    September    September    September    September
                        30,          24,          30,          24,
                       2006         2005         2006         2005

Total net sales    $   264,660  $   242,829  $   786,660  $   735,129
Cost of products
 sold and services
 provided              162,398      146,752      481,783      441,380
                   ------------ ------------ ------------ ------------
Gross margin           102,262       96,077      304,877      293,749
Selling, general
 and
 administrative         41,211       37,407      133,976      117,514
Amortization of
 intangibles             9,430       11,503       27,882       34,583
                   ------------ ------------ ------------ ------------
Operating income        51,621       47,167      143,019      141,652
Interest income
 (expense)              (3,604)      (3,868)     (10,281)     (14,964)
Other, net                  45         (522)        (643)        (774)
                   ------------ ------------ ------------ ------------
Income before
 income taxes and
 minority
 interests              48,062       42,777      132,095      125,914
Provision for
 income taxes           15,489       12,349       37,170       35,226
                   ------------ ------------ ------------ ------------
Income before
 minority
 interests              32,573       30,428       94,925       90,688
Minority interests        (440)        (539)      (1,496)      (1,446)
                   ------------ ------------ ------------ ------------
Income from
 continuing
 operations             32,133       29,889       93,429       89,242
Income (loss) from
 discontinued
 businesses, net
 of tax                (48,739)       2,184     (184,401)       2,339
                   ------------ ------------ ------------ ------------
Net income (loss)  $   (16,606) $    32,073  $   (90,972) $    91,581
                   ============ ============ ============ ============

Earnings (loss)
 per common share
   Basic:
   Continuing
    operations     $      0.48  $      0.42  $      1.34  $      1.29
   Discontinued
    operations     $     (0.73) $      0.03  $     (2.64) $      0.03
   Net income      $     (0.25) $      0.45  $     (1.30) $      1.33
   Diluted:
   Continuing
    operations     $      0.47  $      0.41  $      1.32  $      1.24
   Discontinued
    operations     $     (0.72) $      0.03  $     (2.60) $      0.03
   Net income      $     (0.24) $      0.44  $     (1.28) $      1.28

Weighted average
 number of common
 shares
 outstanding
   Basic            67,171,270   71,373,628   69,841,647   68,995,945
   Diluted          68,053,872   73,372,960   70,829,692   72,942,571


                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (dollars in thousands)

                                            September 30, December 31,
                                                 2006         2005
Assets
Current assets
   Cash and cash equivalents                $    253,504  $   114,821
   Trade receivables, net                        185,275      171,259
   Inventories                                    71,821       65,128
   Other current assets                           46,389       26,858
   Current assets of discontinued
    businesses                                     2,741       41,256
                                            ------------- ------------
      Total current assets                       559,730      419,322
Property, plant and equipment, net               460,856      387,501
Goodwill, net                                  1,097,449    1,097,590
Other intangibles, net                           155,279      175,021
Deferred tax asset                                97,162       68,046
Other assets                                     131,911       34,709
Long-term assets of discontinued businesses          828      356,020
                                            ------------- ------------
      Total assets                          $  2,503,215  $ 2,538,209
                                            ============= ============

Liabilities and Shareholders' Equity
Current liabilities
   Current portion of long-term debt        $     24,116  $    36,263
   Accounts payable                               23,681       28,727
   Accrued compensation                           34,152       38,238
   Deferred income                                78,941       95,564
   Accrued liabilities                            36,133       38,625
   Other current liabilities                      36,318       43,581
   Current liabilites of discontinued
    businesses                                    20,240       30,414
                                            ------------- ------------
      Total current liabilities                  253,581      311,412
Long-term debt                                   576,542      259,902
Other long-term liabilities                      110,421      116,503
Long-term liabilities of discontinued
 businesses                                            -       13,661
                                            ------------- ------------
      Total liabilities                          940,544      701,478
                                            ------------- ------------
Minority interests                                 9,149        9,718
Total shareholders' equity                     1,553,522    1,827,013
                                            ------------- ------------
Total liabilities and shareholders' equity  $  2,503,215  $ 2,538,209
                                            ============= ============


                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                             (dollars in thousands)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               September September September September
                                  30,       24,       30,       24,
                                 2006      2005      2006      2005
Research Models and Services
 Net sales                     $127,560  $118,882  $387,348  $377,565
 Gross margin                    52,423    49,984   163,767   164,280
 Gross margin as a % of net
  sales                            41.1%     42.0%     42.3%     43.5%
 Operating income                36,691    36,713   115,170   122,071
 Operating income as a % of
  net sales                        28.8%     30.9%     29.7%     32.3%
 Depreciation and amortization    5,185     5,024    15,457    14,800
 Capital expenditures             3,932     5,583    12,281    17,375

Preclinical Services
 Net sales                     $137,100  $123,947  $399,312  $357,564
 Gross margin                    49,839    46,093   141,110   129,469
 Gross margin as a % of net
  sales                            36.4%     37.2%     35.3%     36.2%
 Operating income                22,971    19,947    59,289    51,713
 Operating income as a % of
  net sales                        16.8%     16.1%     14.8%     14.5%
 Depreciation and amortization   15,389    16,510    45,302    50,231
 Capital expenditures            39,038    39,831    87,479    51,798


Unallocated Corporate Overhead $ (8,041) $ (9,493) $(31,440) $(32,132)


Total
 Net sales                     $264,660  $242,829  $786,660  $735,129
 Gross margin                   102,262    96,077   304,877   293,749
 Gross margin as a % of net
  sales                            38.6%     39.6%     38.8%     40.0%
 Operating income (loss)         51,621    47,167   143,019   141,652
 Operating income as a % of
  net sales                        19.5%     19.4%     18.2%     19.3%
 Depreciation and amortization   20,574    21,534    60,759    65,031
 Capital expenditures            42,970    45,414    99,760    69,173


                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                       RECONCILIATION OF GAAP TO NON-GAAP
                SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                             (dollars in thousands)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               September September September September
                                  30,       24,       30,       24,
                                 2006      2005      2006      2005
Research Models and Services
 Net sales                     $127,560  $118,882  $387,348  $377,565
 Operating income                36,691    36,713   115,170   122,071
 Operating income as a % of
  net sales                        28.8%     30.9%     29.7%     32.3%
 Add back:
    Second-quarter actions            -         -     2,334         -
                               --------- --------- --------- ---------
 Operating income, excluding
  specified charges (Non-GAAP) $ 36,691  $ 36,713  $117,504  $122,071
 Non-GAAP operating income as
  a % of net sales                 28.8%     30.9%     30.3%     32.3%

Preclinical Services
 Net sales                     $137,100  $123,947  $399,312  $357,564
 Operating income                22,971    19,947    59,289    51,713
 Operating income as a % of
  net sales                        16.8%     16.1%     14.8%     14.5%
 Add back:
    Amortization related to
     acquisition                  8,592    10,673    25,381    32,066
    Second-quarter actions            -         -     2,966         -
                               --------- --------- --------- ---------
 Operating income, excluding
  specified charges (Non-GAAP) $ 31,563  $ 30,620  $ 87,636  $ 83,779
 Non-GAAP operating income as
  a % of net sales                 23.0%     24.7%     21.9%     23.4%


Unallocated Corporate Overhead $ (8,041) $ (9,493) $(31,440) $(32,132)
 Add back:
    Stock-based compensation
     related to acquisition         162     1,085       564     5,761
                               --------- --------- --------- ---------
 Unallocated corporate
  overhead, excluding
  specified charges (Non-GAAP) $ (7,879) $ (8,408) $(30,876) $(26,371)


Total
 Net sales                     $264,660  $242,829  $786,660  $735,129
 Operating income                51,621    47,167   143,019   141,652
 Operating income as a % of
  net sales                        19.5%     19.4%     18.2%     19.3%
 Add back:
    Amortization related to
     acquisition                  8,592    10,673    25,381    32,066
    Stock-based compensation
     related to acquisition         162     1,085       564     5,761
    Second-quarter actions            -         -     5,300         -
                               --------- --------- --------- ---------
 Operating income, excluding
  specified charges (Non-GAAP) $ 60,375  $ 58,925  $174,264  $179,479
 Non-GAAP operating income as
  a % of net sales                 22.8%     24.3%     22.2%     24.4%


Charles River management believes that non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
              RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
                (dollars in thousands, except for per share data)


                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                    September    September    September    September
                        30,          24,          30,          24,
                       2006         2005         2006         2005

Net income (loss)  $   (16,606) $    32,073  $   (90,972) $    91,581
Less: Discontinued
 operations             48,739       (2,184)     184,401       (2,339)
                   ------------ ------------ ------------ ------------
Net income from
 continuing
 operations             32,133       29,889       93,429       89,242
Add back:
   Amortization
    related to
    acquisition          8,592       10,673       25,381       32,066
   Stock-based
    compensation
    related to
    acquisition            162        1,085          564        5,761
   Second-quarter
    actions:
     Severance               -                     2,556            -
     Impairment              -                     2,644            -
     Other                   -                       100            -
   Tax effect           (2,755)      (3,627)     (11,350)     (11,691)
                   ------------ ------------ ------------ ------------
Net income from
 continuing
 operations,
 excluding
 specified charges
 (Non-GAAP)        $    38,132  $    38,020  $   113,324  $   115,378
                   ============ ============ ============ ============

Calculation of
 earnings per
 common share,
 excluding
 specified charges
 (Non-GAAP):
Net income for
 purposes of
 calculating
 earnings per
 share, excluding
 specified charges
 (Non-GAAP)        $    38,132  $    38,020  $   113,324  $   115,378
After-tax
 equivalent
 interest expense
 on 3.5% senior
 convertible
 debentures                  -            -            -        1,463
                   ------------ ------------ ------------ ------------
Income for
 purposes of
 calculating
 diluted earnings
 per share,
 excluding
 specified charges
 (Non-GAAP)        $    38,132  $    38,020  $   113,324  $   116,841
                   ============ ============ ============ ============

Weighted average
 shares
 outstanding -
 Basic              67,171,270   71,373,628   69,841,647   68,995,945
Effect of dilutive
 securities:
   3.5% senior
    convertible
    debentures               -            -            -    1,987,465
   Stock options
    and
    contingently
    issued
    restricted
    stock              752,838    1,677,113      851,755    1,623,966
   Warrants            129,764      322,219      136,290      335,195
                   ------------ ------------ ------------ ------------
Weighted average
 shares
 outstanding -
 Diluted            68,053,872   73,372,960   70,829,692   72,942,571
                   ============ ============ ============ ============

Basic earnings
 (loss) per share  $     (0.25) $      0.45  $     (1.30) $      1.33
Diluted earnings
 (loss) per share  $     (0.24) $      0.44  $     (1.28) $      1.28

Basic earnings per
 share, excluding
 specified charges
 (Non-GAAP)        $      0.57  $      0.53  $      1.62  $      1.67
Diluted earnings
 per share,
 excluding
 specified charges
 (Non-GAAP)        $      0.56  $      0.52  $      1.60  $      1.60


Charles River management believes that non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.


     CONTACT: Charles River Laboratories International, Inc.
              Susan E. Hardy, 781-262-7616
              Corporate Vice President, Investor Relations